Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 25, 2005 on the financial statements of Birmiwal Oasis Fund as of March 31, 2005 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 3 to the Birmiwal Oasis Fund (SEC File No. 811-21289) Registration Statement on Form N-1A.

/s/ Cohen McCurdy

Cohen McCurdy, Ltd.

Westlake, Ohio

June 1, 2005